COMMON STOCK                                                     ________ SHARES
CERTIFICATE NO.              SYNERGY FINANCIAL GROUP, INC.       CUSIP__________

                             INCORPORATED UNDER THE
                            LAWS OF THE UNITED STATES

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

               THIS
               CERTIFIES
               THAT

               IS THE
               OWNER OF

               FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                  $0.10 PAR VALUE PER SHARE, OF

                          SYNERGY FINANCIAL GROUP, INC.

          The shares evidenced by this certificate are transferable only on the books of the Company by the holder of record hereof in person or by attorney, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be subject to all the provisions contained in the Company's Charter and Bylaws (copies of which are on file with the Company, and to all the provisions to which the holder, by acceptance hereof, assents. These shares are nonwithdrawable and are not of an insurable type. These shares are nonwithdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

         In Witness Whereof, the Company has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.




_________________________________                       ________________________
Marianne Jeffers                                        John S. Fiore
Secretary                               [SEAL]          President

================================================================================
                          SYNERGY FINANCIAL GROUP, INC.

         The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of SYNERGY FINANCIAL GROUP, INC. (the "Company"), as from time to time amended (copies of which are on file at the principal office of the Company), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

         The Charter of the Company contains certain provisions, applicable upon the effective date of the reorganization of Synergy Federal Savings Bank into a federal stock savings bank and the concurrent formation of a mutual holding company, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% the Voting Stock of the Company are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Charter or to acquisitions of Voting Stock by the Company, any majority-owned subsidiary of the Company, or any tax-qualified employee stock benefit plan that is exempt from the approval requirements under 574.3(c)(1)(vi) of the regulations of the Office of Thrift Supervision.

         The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -         as tenants in common          UNIF GIFT TRAN ACT - __________ Custodian __________
                                                                       (Cus)                (Minor)
TEN ENT -         as tenants by the entireties
                                                                       under Uniform Transfers to Minors Act


JT TEN  -         as joint tenants with right of                       _______________________
                  survivorship and not as tenants                             (State)
                  in common

     Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, _____________ hereby sell, assign and transfer unto _____________, _____________ shares of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint _____________, Attorney, to transfer the said shares on the books of the Company with full power of substitution.

Dated ______________________


                                          ______________________________________
                                          Signature


                                          ______________________________________
                                          Signature

In presence of: __________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.